                                                                    Exhibit 4.26

        THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE WARRANT REPRESENTED BY THIS CERTIFICATE MUST BE EXERCISED PRIOR TO OR ON MARCH 31, 2008.

                           SIRIUS SATELLITE RADIO INC.

                          COMMON STOCK PURCHASE WARRANT

        This certifies that, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sirius Satellite Radio Inc., a Delaware corporation (the "Company"), grants to NFL Enterprises LLC (the "Warrantholder"), the right to subscribe for and purchase from the Company an aggregate of 33,333,335 validly issued, fully paid and nonassessable shares (the "Warrant Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at the purchase price per share of $2.50 (such purchase price per share, the "Exercise Price"), at any time and from time to time, during the period from and including 9:00 AM, New York City time, on the Vesting Date (as defined below) until 5:00 PM, New York City time, on March 31, 2008 (the "Expiration Date"), all subject to the terms, conditions and adjustments herein set forth, including but not limited to the Bounty Vesting Condition (as defined below).

        Certain capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in Section 10.

Certificate No.: B-1

Number of Warrant Shares: 33,333,335

Name of Warrantholder: NFL Enterprises LLC

        Section 1. Duration and Exercise of Warrant; Limitations on Exercise; Payment of Taxes.

        1.1 Exercisability of Warrant. (a) Subject to the terms and conditions set forth herein, the right to exercise this Warrant shall vest in the Warrantholder, and this Warrant shall become exercisable, on the date(s) on which (each such date, a "Vesting Date"), and in the amounts in respect of which, either of the following conditions have been satisfied:

                        (i) on the last day of each calendar quarter of the Company until the Lapsing Date (and on the Lapsing Date, if the Lapsing Date is not the end of a calendar quarter), with respect to such number of Warrant Shares as shall be determined by multiplying fifty (50) times the number of new (individual) subscribers to the Company's satellite radio service who, during such quarterly period, have been directly tracked by the Company to an Incentive Program implemented by, and at the sole discretion of, an NFL member club (the "Club") or the Warrantholder (the "Bounty Vesting Condition"); or

                        (ii) with respect to an Agreed Number of Warrant Shares, the occurrence of a Fundamental Change that is agreed to by the Company on or before March 31, 2007 and (x) to which the Warrantholder consents, or (y) as to which the Warrantholder's consent is not required pursuant to the Rights Agreement, such Agreed Number of Warrant Shares shall vest in full upon the effective date of such Fundamental Change.

                (b)     (i)     Any portion of this Warrant that has not vested
        pursuant to Section 1.1(a) hereof prior to the earlier to occur of (1) the termination of the Rights Agreement following a Change of Control to which the Warrantholder is required to consent pursuant to the Rights Agreement, but does not consent, or (2) March 31, 2007, shall lapse at 12:01 AM, New York City time, on that date (the "Lapsing Date").

                        (ii) Subject to Section 6.4, any previously vested but unexercised portion of this Warrant shall remain outstanding following a Change of Control, regardless of whether the Warrantholder consents to such Change of Control.

                (c) Notwithstanding any of the foregoing, the Company shall not, prior to the Expiration Date, take any action which would have the effect of preventing or disabling the Company from (i) delivering the Warrant Shares to the Warrantholder upon exercise of the Warrant or (ii) otherwise performing the Company's obligations under this Warrant.

        1.2 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, this Warrant may be exercised, in whole or in part, by the Warrantholder by:

                (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to and including the Expiration Date; and

                (b) (i) the delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer of immediately available funds in accordance with wire instructions that shall be provided by the Company upon request, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America, or (ii) in the alternative, the Warrantholder may exercise its right, on any Business Day prior to and including the Expiration Date, to receive Warrant Shares on a net basis, such that, without the exchange of any funds, the Warrantholder receives that number of Warrant Shares otherwise issuable upon exercise of this Warrant less that number of Warrant Shares having an aggregate Current Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid in respect of this Warrant by the Warrantholder.

        The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder, or to one or more Clubs, if so indicated on the Exercise Form, as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid.

        1.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, the obligation to deliver the Warrant Shares upon the exercise of this Warrant shall be subject to the conditions that no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, shall be in effect which would prohibit such sale and delivery, and any applicable waiting period under the HSR Act shall have expired or been terminated.

        1.4 Warrant Shares Certificates. A duly issued stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to, or at the direction of, the Warrantholder within three (3) Business Days after receipt by the Company of the Exercise Form and receipt of payment of the purchase price. At the time of delivery of the stock certificate, the Company shall mark on Schedule 1.4 hereto the number of Warrant Shares delivered, and the right to subscribe for and purchase from the Company the Warrant Shares represented by this Warrant shall be deemed reduced by the number of Warrant Shares so delivered.

        1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any documentary, stamp or similar stock transfer or other issuance tax in respect thereto; provided that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

        Section 2. Restrictions on Transfer; Restrictive Legends. Except as expressly provided in this Section 2, this Warrant may not be transferred by the Warrantholder. The Warrantholder may instruct the Company to issue Warrant Shares upon exercise of this Warrant to one or more Clubs, by indicating such on the Exercise Form. In addition, the Warrantholder may transfer the Warrant Shares it receives upon exercise of vested portions of this Warrant to one or more Clubs. This Warrant and all or any portion of the Warrant Shares issued upon exercise of this Warrant may also be transferred pursuant to any customary pledge, hypothecation, or other similar disposition, including, without limitation, for purposes of securing any collateralized lending, hedging, or other similar brokers' transaction, that does not constitute a current transfer of the actual ownership of underlying shares. The Warrantholder, by its acceptance of this Warrant, acknowledges and confirms that this Warrant and any Warrant Shares issued upon exercise of this Warrant have not been registered under the Securities Act or any applicable state securities laws, and may not be sold or transferred except in compliance with and subject to the Securities Act and such state securities laws. Unless and until this Warrant and such Warrant Shares have been registered under the Securities Act and such state securities laws, the Company may require, as a condition to effecting any sale or transfer of this Warrant or such Warrant Shares on the books of the Company, an opinion of counsel reasonably satisfactory to the Company to the effect that an exemption from registration under the Securities Act and such state securities laws is available for the proposed transfer or assignment and, if applicable, a certification reasonably satisfactory to counsel for the Company in its professional determination from the transferee that it is an "accredited investor" as defined under the Securities Act and regulations promulgated thereunder. Any purported sale or transfer of this Warrant and/or such Warrant Shares shall be null and void unless made in compliance with the conditions set forth in this Section 2.

        The restrictions imposed by this Section 2 upon the transferability of the Warrant Shares shall terminate with respect to any Warrant Shares: (a) when and so long as any such Warrant Shares shall have been effectively registered under the Securities Act and any applicable state securities laws and transferred in compliance therewith or (b) when the Company shall have received an opinion of counsel reasonably satisfactory to it that any such Warrant Shares may be transferred without registration thereof under the Securities Act and any applicable state securities laws.

        Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued in substitution for any Warrant pursuant to Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS. THE WARRANT REPRESENTED BY THIS CERTIFICATE MUST BE EXERCISED PRIOR TO OR ON MARCH 31, 2008.

        Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of this Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

                THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

        Notwithstanding the foregoing, the Warrantholder may require the Company, without expense to the Warrantholder, to issue a stock certificate for Warrant Shares, without a legend, if either (i) such Warrant Shares have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company, to the effect that such registration is not required with respect to such Warrant Shares.

        By acceptance of this Warrant, the Warrantholder expressly agrees that it will at all times comply with the restrictions contained in Rule 144(e) under the Securities Act (as in effect on the date hereof) when selling, transferring or otherwise disposing of this Warrant or the Warrant Shares, if applicable.

        Section 3. Reservation and Registration of Shares, Etc. The Company covenants and agrees as follows:

                (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, Liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

                (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights and any taxes, Liens, security interests, pledges, charges and other encumbrances, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

                (c) the Company will, from time to time, take all such actions as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

        Section 4. Loss or Destruction of Warrant. Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

        Section 5. Ownership of Warrant. The Company may deem and treat the Person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary.

        Section 6. Antidilution Provisions.

        6.1 Changes in Common Stock. In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on Common Stock in shares of Common Stock or other shares of Capital Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification, recapitalization or reorganization of its Common Stock, then, in each such case, the number of shares of Common

Stock issuable upon exercise of this Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Warrantholder shall be entitled to receive the number of shares of Common Stock that the Warrantholder would have owned or have been entitled to receive had this Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor), and the Exercise Price shall be adjusted to the price (calculated to the nearest 100th of one cent) determined by multiplying the Exercise Price immediately prior to such event by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such event and the denominator of which shall be the number of Warrant Shares purchasable after the adjustment referred to above. An adjustment made pursuant to this Section 6.1 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

        6.2 Cash Dividends and Other Distributions. In the event that at any time and from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution (including any dividend or distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of cash, evidences of its indebtedness, shares of its Capital Stock or any other properties or securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in the case of clause (i) and (ii) above, (A) any dividend or distribution described in Section 6.1 and (B) any rights, options, warrants or securities described in Section 6.3 or Section 6.4), then the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such record date for any such dividend or distribution shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of this Warrant immediately prior to such record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the then fair value (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Warrantholder upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription or purchase rights; and the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such record date by the above fraction. Such adjustments shall be made, and shall only become effective, whenever any dividend or distribution is made; provided that the Company is not required to make an adjustment pursuant to this Section
6.2 if at the time of such distribution the Company makes the same distribution to the Warrantholder as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which this Warrant is exercisable. No adjustment shall be made pursuant to this Section 6.2 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

        6.3 Issuance of Common Stock or Rights or Options. In the event that at any time or from time to time the Company shall issue shares of Common Stock or rights, options or warrants or securities convertible into or exchangeable for Common Stock, other than in a bona fide underwritten public offering by or through a syndicate managed by an investment bank of national or regional standing, for a consideration per share (which, in the case of convertible, exchangeable or exercisable securities shall be the amount received by the Company in consideration for the sale and issuance of such convertible, exchangeable or exercisable securities plus the minimum aggregate amount of additional consideration payable to the Company upon conversion, exchange or exercise thereof (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Warrantholder upon request), provided that the value attributable to such convertible, exchangeable or exercisable securities when issued as part of a unit with debt or other obligations of the Company shall be excluded to the extent it is a result of calculating the discount applicable to such debt or other obligations of the Company under generally accepted accounting principles) that is less than the greater of (a) the Current Market Value per share of Common Stock as of the date the Company agrees in writing to issue such shares and (b) the Exercise Price, then the number of shares of Common Stock issuable upon the exercise of this Warrant immediately after such date shall be determined by multiplying the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately preceding the date the Company agrees in writing to issue such shares or rights, options, warrants or securities plus the number of additional shares of Common Stock to be issued in such transaction or offered for subscription or purchase or into which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately preceding the date the Company agrees in writing to issue such shares or rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the issuance of such shares or the exercise, conversion or exchange of such rights, options, warrants or securities (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a board resolution, a copy of which will be sent to the Warrantholder upon request) would purchase at the greater of (a) the Current Market Value per share of Common Stock as of the date the Company agrees in writing to issue such shares or rights, options, warrants or securities and (b) the Exercise Price, and in the event of any such adjustment, the Exercise Price shall be adjusted to a number determined by dividing the Exercise Price immediately prior to such date by the aforementioned fraction; provided further that no adjustment to the number of Warrant Shares issuable upon the exercise of this Warrant or to the Exercise Price shall be made as a result of (i) the vesting or exercise of this Warrant, (ii) the exercise, conversion or exchange of any right, option, warrant or security, the issuance of which has previously required an adjustment to the number of Warrant Shares issuable upon the exercise of this Warrant or to the Exercise Price pursuant to this Section 6.3,
(iii) the exercise, conversion or exchange of any right, option, warrant or security outstanding on the Issue Date (to the extent such exercise, conversion or exchange is made in accordance with the terms of such right, option, warrant or security as in effect on the Issue Date) or (iv) the issuance, exercise, conversion or exchange of options to acquire Common Stock by officers, directors or employees of the Company; provided further that any such issuance, exercise, conversion or exchange of options to acquire Common Stock by officers, directors or employees of the Company shall not be excluded from the adjustment called for by this Section 6.3 to the extent that the aggregate of all such issuances, exercises, conversions and exchanges from the Issue Date exceed 15% of the number of shares of Common Stock outstanding on the date of such determination. Any adjustment required by this
Section 6.3 shall be made, and shall only become effective, whenever such shares or such rights, options, warrants or securities are issued. The terms of this provision shall be reapplied if the terms of a right, option, warrant or security convertible for or exchangeable into Common Stock are subsequently amended. No adjustment shall be made pursuant to this Section 6.3 which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of this Warrant or increasing the Exercise Price.

        6.4 Change of Control. (a) Subject to Section 1.1(b)(i) and except as provided in Section 6.4(b), in the event of a Change of Control, this Warrant shall not terminate and the Warrantholder shall have the right to receive upon exercise of this Warrant the kind and amount of shares of Capital Stock or other securities or property which the Warrantholder would have been entitled to receive upon completion of, or as a result of, such Change of Control had this Warrant been exercised immediately prior to such event or to the relevant record date for any such entitlement, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. Unless paragraph (b) of this Section 6.4 is applicable to a Change of Control, the Company shall cause the surviving or acquiring Person (the "Successor Company") in such Change of Control to assume, by written instrument reasonably satisfactory to the Warrantholder, the obligation to deliver to the Warrantholder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, the Warrantholder may be entitled and all other obligations of the Company under this Warrant. The provisions of this Section 6.4(a) shall similarly apply to successive Changes of Control involving any Successor Company.

        (b) In the event of (i) a Change of Control with another Person (other than a Subsidiary of the Company) where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (ii) the dissolution, liquidation or winding-up of the Company, the Warrantholder shall be entitled to receive, upon surrender of this Warrant, such cash distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of this Warrant, as if this Warrant had been exercised immediately prior to such event, less the Exercise Price. In the event of any Change of Control described in this Section 6.4(b), the Successor Company and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, upon surrender of this Warrant, shall promptly pay the Warrantholder the amounts to which it is entitled as described above by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Warrantholder.

        6.5 Minimum Adjustment. The adjustments required by the preceding sections of this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Exercise Price or the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 6, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

        6.6 Notice of Adjustment. Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall deliver to the Warrantholder an agreed upon procedures letter of a firm of independent accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the then fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights was determined and
(ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant after giving effect to such adjustment.

        6.7 Notice of Certain Transactions. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), if such event would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, (f) make a tender offer or exchange offer with respect to the Common Stock or (g) take any action which would require an adjustment to the number of Warrant Shares issuable upon the exercise of this Warrant or the Exercise Price, the Company shall, within five (5) Business Days after deciding to take any such action or make any such offer, send to the Warrantholder a notice of such proposed action or offer. Such notice shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect, if any, of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of this Warrant and the Exercise Price after giving effect to any adjustment pursuant to Section 6 which will be required as a result of such action. Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or
(b) above, at least ten (10) Business Days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

        6.8 Adjustment to Warrant. The form of this Warrant need not be changed because of any adjustment made pursuant to this Section 6.

        Section 7. Reports Under Securities Exchange Act of 1934. With a view to making available to the Warrantholder the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Warrantholder to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

                (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

                (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (c) furnish to the Warrantholder so long as it owns Warrants, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Warrantholder to sell such securities without registration.

        Section 8. Amendments. Any provision of this Warrant may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent or approval of the Company and the Warrantholder. Notwithstanding anything to the contrary herein, the consent of each holder affected shall be required for any amendment pursuant to which the number of Warrant Shares purchasable upon exercise of this Warrant would be decreased (other than in accordance with Section 6 hereof).

        Section 9. Expiration of Warrant. The obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

        Section 10. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

                "Affiliate" shall mean, with respect to any specified Person,
        (1) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or
        (2) any other Person that owns, directly or indirectly, 25% or more of such specified Person's Voting Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                "Agreed Number" shall mean the number of Warrant Shares for which this Warrant has not become vested and exercisable, equal to the positive difference, if any, of (i) twenty-five million (25,000,000), minus (ii) the sum of (A) all vested and exercisable Media-Based Incentive Warrant Shares as of the effective date of a Fundamental Change, taking into account the acceleration provision of Section 1.1(a)(ii) of the Media-Based Incentive Warrants plus (B) all Warrant Shares for which this Warrant has become vested as of the effective date of such Fundamental Change, without taking into account the acceleration provisions of Section 1.1(a)(ii) hereof.

                "Board of Directors" shall mean the Board of Directors of the Company or any duly authorized committee thereof.

                "Bounty Vesting Condition" shall have the meaning specified in
        Section 1.1 of this Warrant.

                "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks are required or authorized by law to close in The City of New York, State of New York.

                "By-laws" shall mean the Amended and Restated By-laws of the Company, as the same may be amended and in effect from time to time.

                "Capital Stock" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

                "Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company, as the same may be amended and in effect from time to time.

                "Change of Control" shall mean the occurrence of any one or more of the following events (and the terms "Controlled", "Controlling" and "Control" by a person shall be interpreted accordingly): (i) any "person," as such term is used in Sections 3(a)(9) and 13(d) of the Exchange Act, including without limitation any "group," as such term is used in Rule 13d-5 promulgated under the Exchange Act, either: (A) becomes the "beneficial owner," as such term is used in Rule 13d-3 promulgated under the Exchange Act, of forty percent (40%) or more of the Voting Stock of the Company or (B) otherwise acquires the power to elect the number of directors to the Board of Directors that are necessary under the Company's then-current Certificate of Incorporation or other organizational documents to control the policies of the Company; (ii) all or substantially all of the assets or business of the Company are disposed of pursuant to an asset sale, spin-off, merger, consolidation or other transaction (other than purely internal corporate restructuring); or (iii) any material investment in the Company by any "person" for which gambling, tobacco, liquor or wine, pornography or other activities which the Warrantholder could reasonably determine are injurious to the NFL's image constitute a principal line of business of such person in the United States.

                "Club" shall have the meaning specified in Section 1.1 of this Warrant.

                "Common Stock" shall have the meaning specified on the first page of this Warrant.

                "Company" shall have the meaning specified on the first page of this Warrant.

                "Contractual Obligation" shall mean as to any Person, any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

                "Current Market Value" per share of Common Stock of the Company or any other security at any date shall mean (1) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the Board of Directors and certified in a board resolution, based on the most recently completed arms-length transaction between the Company and a Person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized independent financial expert (provided that, in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board of Directors, a reasonable determination of value, may be utilized) or (2) if the security is registered under the Exchange Act,
        (a) the average of the daily closing sales prices of the securities for the twenty (20) consecutive trading days immediately preceding such date, or (b) if the securities have been registered under the Exchange Act for less than twenty (20) consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of (2)(a) and (2)(b), as certified to the Warrantholder by the President, any Vice President or the Chief Financial Officer of the Company. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any United States national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (B) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (C) in the case of a security not then listed or admitted to trading on any national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each Business Day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than thirty (30) days prior to the date in question) for which prices have been so reported; and (D) if there are not bid and asked prices reported during the thirty (30) days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

                "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

                "Exercise Form" shall mean a request to exercise this Warrant in the form annexed hereto as Exhibit A.

                "Exercise Price" shall have the meaning specified on the first page of this Warrant.

                "Expiration Date" shall have the meaning specified on the first page of this Warrant.

                "Fundamental Change" shall mean any Change of Control other than a Change of Control as defined solely in clause (iii) of the definition thereof.

                "Governmental Authority" shall mean any federal, state, local or foreign government, legislature, governmental or administrative agency or commission, any self-regulatory association or authority, any court or other tribunal of competent jurisdiction, or any other governmental authority or instrumentality anywhere in the world.

                "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

                "Incentive Program" shall mean any of the incentive programs mutually and reasonably agreed upon in writing by the Warrantholder and the Company from time to time, and which may include some or all of the programs listed on Exhibit B attached hereto, as the same may be modified by the mutual agreement of the Warrantholder and the Company from time to time, to be implemented by and at the sole discretion of the Warrantholder or the relevant Club, as applicable, at no expense to the Company, to generate new subscribers to the Company's satellite radio service who can be directly tracked to such marketing or sales program by the use of promotion codes or other unique identifiers.

                "Issue Date" shall mean the date on which this Warrant is originally issued.

                "Lapsing Date" shall have the meaning specified in Section 1.1 of this Warrant.

                "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other), restriction or other security interest of any kind or nature whatsoever.

                "Media-Based Incentive Warrants" shall mean the warrants represented by certificate numbers M-1, M-2, M-3, M-4 and M-5 issued to the Warrantholder by the Company on February 3, 2004, representing the right of the Warrantholder to subscribe and purchase from the Company an aggregate of up to 16,666,665 shares of Common Stock, subject to the terms and conditions thereof.

                "Media-Based Incentive Warrant Shares" shall mean the aggregate of up to 16,666,665 shares of Common Stock eligible for issuance upon fulfillment of conditions contained in Media-Based Incentive Warrants.

                "NFL" shall mean the National Football League.

                "Nasdaq" shall mean the National Association of Securities Dealers Automated Quotations System.

                "Person" shall mean a human being, labor organization, partnership, firm, enterprise, association, joint venture, corporation, limited liability company, cooperative, legal representative, foundation, society, political party, estate, trust, trustee, trustee in bankruptcy, receiver or any other organization or entity whatsoever, including any Governmental Authority.

                "Requirement of Law" shall mean, as to any Person, the Certificate of Incorporation and By-laws, or other organizational or governing documents, of such Person, and any law, treaty, rule, regulation, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated hereby.

                "Rights Agreement" shall mean the Satellite Radio Rights Agreement between the Company and the Warrantholder, dated as of January 31, 2004.

                "Rule 144" shall have the meaning specified in Section 7 of this Warrant.

                "SEC" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

                "Securities Act" shall have the meaning specified on the first page of this Warrant, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

                "Subsidiary" shall mean, in respect of any Person, any other Person of which, at the time as of which any determination is made, such Person or one or more of its subsidiaries has, directly or indirectly, voting control.

                "Successor Company" shall have the meaning specified in Section
        6.4 of this Warrant.

                "Vesting Date" shall have the meaning specified in Section 1.1 of this Warrant.

                "Voting Stock" shall mean, with respect to any Person, any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                "Warrantholder" shall have the meaning specified on the first page of this Warrant.

                "Warrant Shares" shall have the meaning specified on the first page of this Warrant.

        Section 11. No Impairment. The Company shall not by any action, including, without limitation, amending the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such reasonable actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company shall (a) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (b) provide reasonable assistance to the Warrantholder in obtaining all authorizations, exemptions or consents from any Governmental Authority which may be necessary in connection with the exercise of this Warrant.

        Section 12. Miscellaneous.

        12.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and Warrantholder with respect thereto.

        12.2 Binding Effects. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns.

        12.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

        12.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

        12.5 Further Assurances. Each party to this Agreement shall, at the request of the other party, execute, acknowledge, deliver, file and record, and cause to be executed, acknowledged, delivered, filed and recorded, such further certificates, amendments, instruments, and documents and to do, and cause to be done, all such other acts and things, as may be required by law, or as may, in the reasonable opinion of the other party hereto, be necessary or advisable to carry out the purposes of this Agreement.

        12.6 Notices. All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and shall be deemed delivered (a) on the date of delivery when delivered in person or by reputable courier maintaining records of receipt, including Federal Express, DHL and United Parcel Service, and (b) on the date of transmission when sent by facsimile during normal business hours; provided that any such communication delivered by facsimile transmission shall only be effective if such communication is also delivered by hand or deposited with a reputable courier maintaining records of receipt within two (2) Business Days after its delivery by facsimile transmission. Notwithstanding anything herein to the contrary, a delivery of a notice, request, demand or other communication pursuant to the terms of this Warrant to an address, or by means of delivery, other than as specified above shall, if actually received by a party hereto, be deemed valid and effective as of the date of such receipt.

        If to the Company, addressed to:

        Sirius Satellite Radio Inc.
        1221 Avenue of the Americas
        36th Floor
        New York, New York 10020
        Attention: Chief Financial Officer
        Fax: (212) 584-5353

        If to the Warrantholder, addressed to:

        NFL Enterprises LLC
        280 Park Avenue
        New York, New York 10017
        Attention: President
        Fax: (212) 681-7570

        12.7 Enforceability; Severability. It is the desire and intent of the parties hereto that the provisions of this Warrant shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision hereof is determined by a court of competent jurisdiction or arbitration panel to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision, each of which is hereby declared to be separate and distinct. If any provision of this Warrant is so determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provision of this Warrant is declared invalid or unenforceable for any reason other than overbreadth, the offending provision will be modified so as to maintain the essential benefits of the bargain between the parties hereto to the maximum extent possible, consistent with law and public policy.

        12.8 Governing Law. THIS WARRANT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

        12.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be deemed to confer upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

        12.10 Representations of the Company. The Company hereby represents and warrants, as of the date hereof, to the Warrantholder as follows:

                (a) Corporate Existence and Power. The Company (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is engaged; and (iii) has the corporate power and authority to execute, deliver and perform its obligations under this Warrant. The Company is duly qualified to do business as a foreign corporation in, and is in good standing under the laws of, each jurisdiction in which the conduct of its business or the nature of the property owned requires such qualification.

                (b) Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Warrant and the transactions contemplated hereby, including, without limitation, the sale, issuance and delivery of the Warrant Shares, (i) have been duly authorized by all necessary corporate action of the Company; (ii) do not contravene the terms of the Certificate of Incorporation or By-laws; and
        (iii) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation of the Company or any Requirement of Law applicable to the Company.

                (c) Issuance of Warrant Shares. The Warrant Shares have been duly authorized and reserved for issuance. When issued, such shares will be validly issued, fully paid and non-assessable, and free and clear of all Liens and preemptive rights, and the holders thereof shall be entitled to all rights and preferences accorded to a holder of Common Stock.

        12.11 Binding Effect. This Warrant has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

        12.12 Specific Performance. The Company and the Warrantholder acknowledge that the Warrant and the Warrant Shares are unique and that neither party hereto will have an adequate remedy at law if the other breaches any covenant contained herein or fails to perform any of its obligations under this Warrant. Accordingly, each party agrees that the other shall have the right, in addition to any other rights which it may have, to specific performance and equitable injunctive relief if the other party shall fail or threaten to fail to perform any of its obligations under this Warrant.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                          SIRIUS SATELLITE RADIO INC.


                                          By: /s/ Patrick L. Donnelly
                                              ----------------------------------
                                              Patrick L. Donnelly
                                              Executive Vice President, General
                                              Counsel and Secretary

Dated: February 3, 2004

Attest:

By: /s/ Douglas A. Kaplan
    ----------------------------
    Douglas A. Kaplan
    Assistant Secretary

                                                                    Schedule 1.4

                            EXERCISED WARRANT SHARES

                                            Number of Warrant
                   Amount of reduction      Shares in this      Signature of
                   in number of Warrant     Warrant following   authorized officer of
Date of exercise   Shares in this Warrant   such reduction      the Company
----------------   ----------------------   -----------------   ---------------------


                                                                       Exhibit A

                                  EXERCISE FORM

                 (To be executed upon exercise of this Warrant)

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase __________ shares of Common Stock and herewith tenders payment for such Common Stock to the order of Sirius Satellite Radio Inc. in the amount of $__________, which amount includes payment of the par value for _________ shares of the Common Stock, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________ and that such certificates be delivered to __________________ whose address is
_________________________________.

Dated: _______________


                                        _____________________________________
                                                      Signature

                                        _____________________________________
                                                    (Print Name)

                                        _____________________________________
                                                  (Street Address)

                                        _____________________________________
                                        (City)        (State)      (Zip Code)

Signed in the Presence of:


-----------------------------

                                                                       Exhibit B

                            SAMPLE INCENTIVE PROGRAMS

        The following are sample Incentive Programs that may be available to the Warrantholder and/or the Clubs to earn the Warrant Shares issuable pursuant to this Warrant. Neither this list nor the programs or conditions set forth herein are intended to be exhaustive or binding in any way upon the Warrantholder or any Club, the participation in any such programs to be in all events subject to the sole discretion of the Warrantholder and such Clubs.

Club retail partner promotions

    o Clubs will produce, jointly with the Company, weekly one-to-two hour Club-specific radio program during each NFL season until March 31, 2007;
    o Clubs will, at their own expense, broadcast live from Club consumer electronics retail partner locations or other mutually agreeable retail locations, with at least one current star player and one former star player appearing on each show; and
    o All subscriptions to the Company's satellite radio service generated at the applicable retail locations on the day of the show will be tracked as part of the program.

Club marketing partner promotions

    o Clubs will develop promotions for the Company's satellite radio service with their local marketing partners, such as the use of airline or affinity credit card points to purchase a subscription to the Company's satellite radio service or coupons in Club partner telephone, cable or other bills or included in locally-distributed team partner products (e.g. beer, sports drinks, etc); and
    o All subscriptions to the Company's satellite radio service generated through such efforts will be tracked as part of the program.

Club season ticket holder promotions

    o Clubs will develop and distribute materials to season ticket holders promoting subscriptions to the Company's satellite radio service and featuring a special program code;
    o   Game programs will include inserts with the special program code; and
    o Season ticket holders utilizing the code when they activate a subscription to the Company's satellite radio service will be tracked as part of the program.

Club web site promotions

    o Clubs will sell receivers for the Company's satellite radio service with team logo faceplates on their web sites; and
    o All subscribers to the Company's satellite radio service activating such receivers will be tracked as part of the program.

Promote the Company's satellite radio service in existing NFL activities

    o The NFL/Clubs will include a coupon for the Company's satellite radio service with a program code in packaging for NFL merchandise sales;
    o Clubs will include print advertisements in their official game programs with program discount codes; and
    o The NFL will provide a coupon for a subscription to the Company's satellite radio service with a program code to every visitor to the NFL Hall of Fame.

Promote the Company's satellite radio service in NFL media activities

    o The NFL will use its excess advertisement inventory to run commercials for the Company's satellite radio service, which advertisements will have a program code;
    o NFL.com and official Club web sites will carry a subscription link to the Company's satellite radio service web site and track the transfer; and
    o The NFL will help provide a coupon for a subscription to the Company's satellite radio service with special access promotions, which promotions will have a program code.